Exhibit 99.1
Ref:	Corporate, Investment Banking and Markets — Consumer & Retail Group (Level 18) (CARM Serial No. 070124)

Confidential
The Talbots Inc.
J. Jill Group Inc.
c/o 175 Beat Street
Hingham MA 02043-9982
USA	16 July 2007

Attention:	Mr Edward L Larsen
Chief Financial Officer and Treasurer
Dear Mr Larsen
BANKING FACILITY
ACCOUNT 511-656019 / 808-107312
This letter supersedes our previous letter dated 24 April 2007.
We are pleased to confirm our agreement to offer you the following uncommitted banking facilities for The Talbots Inc and J Jill Group Inc. These facilities will be made available on the specific terms and conditions outlined herein and upon the satisfactory completion of the security detailed below. These facilities are subject to review at any time and in any event by 15 September 2007 and subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.
Uncommitted Import Letter of Credit Facility
The limit will be jointly available to The Talbots Inc and J Jill Group Inc provided that the aggregate outstandings, subject to the terms and conditions below, do not exceed USD 150,000,000.-

LC Issuing Bank	:	The Hongkong and Shanghai Banking Corporation Limited

Borrower /		The Talbots Inc
LC Applicant	:	J. Jill Group Inc

Facility Amount	:	USD 150,000,000.-

Purpose	:	For the issuance of Letters of Credit (LC) at sight or with usance periods up to 6 months, with validity period up to 1 year to finance the import of general merchandise.

Pricing	:	For account of LC Applicant:
- LC Issuance : Nil
- Amendment : Nil

For account of LC Beneficiary:
- Payment of documents under usance LC : 0.5% per annum
The Hongkong and Shanghai Banking Corporation Limited
Hong Kong Main Office: 1 Queen’s Road Central, Hong Kong
Tel: 2822 1111 Fax:
Telex: 73205 HSBC Hx Telegrams: Hongbank Hongkong
Web: www.hsbc.com.hk

. . ./2

The Talbots Inc.	16 July 2007
J. Jill Group Inc.

As security, we continue to hold the following documents from The Talbots Inc :

Documentation :	1.	Facsimile Indemnity Letter;
	2.	Continuing Commercial Letter of Credit and Security Agreement dated 15 May 1996 together with amendment letter dated 19 July 1999 and 20 July 2006;
	3.	Letter of Credit Discrepancy Waiver dated 11 December 1996 ;
	4.	Certified copy of Corporate Banking Resolution from The Talbots Inc dated 31 May 1996;
	5.	By-Laws ;
	6.	Certificate of Incorporation.

As security, we continue to hold the following documents from J Jill Group Inc :

Documentation :	1.	Facsimile Indemnity Letter;
	2.	Amendment letter dated 20 July 2006 to include J Jill Group Inc to be a joint borrower to the Continuing Commercial Letter of Credit and Security Agreement dated 15 May 1996 ;
	3.	Corporate Guarantee for USD 150m from The Talbots Inc ;
	4.	Certificate of Incorporation ;
	5.	Secretary’s Certificate dated 20 June 2006.
Reporting
Requirement :	10Q and 10K within 90 days of period end
We may, at our sole and absolute discretion, refuse to allow drawings under the facility if the transaction in question does not meet our operational requirements in respect of this facility.
Disclosure of Information
Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.
Section 83 of the Banking Ordinance
Please note that Section 83 of the Banking Ordinance has imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this Facility Letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask. should you become so related subsequent to acknowledging this Facility Letter, that you immediately advise us in writing.
Please arrange for the authorised signatories of your company, in accordance with the terms of the mandate given to the bank, to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness and validity of all the documentation listed above and your continued understanding and acceptance of the terms and conditions under which this facility is granted.

. . ./3

The Talbots Inc.	16 July 2007
J. Jill Group Inc.

These facilities will remain open for acceptance until the close of business on 15 August 2007 and if not accepted by that date will be deemed to have lapsed.
We are pleased to be of continued assistance.
Yours faithfully

/s/ Peter Che

Peter Che
Regional Relationship Manager

Accepted and agreed to :

The Talbots Inc		J. Jill Group Inc.

By:	/s/ Edward L. Larsen	By:	/s/ Edward L. Larsen

Title:	SR. V. P. FINANCE	Title:	SR. V. P. FINANCE
Date:	JULY 30, 2007	Date:	JULY 30, 2007